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Exhibit 99.1

                    CERTIFICATION PURSUANT TO 18 U.S.C. 1350

In connection with this quarterly report on Form 10-QSB of Cramer, Inc., I, Nicholas Christianson, Acting Chief Executive Officer and Secretary and Interim Chief Financial Officer of the registrant, hereby certify to the best of my knowledge and belief, that:


                  (1) This quarterly report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

                  (2) The information contained in this quarterly report fairly presents, in all material respects, the financial condition and results of operations of the registrant for and as of the end of such quarter.


                                By: /s/ Nicholas Christianson
                                    --------------------------------------------
                                    Nicholas Christianson
                                    Acting Chief Executive Officer and Secretary
                                    and Interim Chief Financial Officer




Date:  November 20, 2002